Exhibit 10.24

FORM OF

FIRST HAWAIIAN, INC.
LONG-TERM INCENTIVE PLAN

FORM OF
PERFORMANCE SHARE UNIT AWARD AGREEMENT

This Performance Share Unit Award Agreement (this “Award Agreement”) evidences an award of performance share units (“PSUs”) by First Hawaiian, Inc., a Delaware Corporation (“First Hawaiian”) under the First Hawaiian, Inc. Long-Term Incentive Plan (the “Plan”).  Capitalized terms not defined in the Award Agreement have the meanings given to them in the Plan.

Name of Grantee:	(the “Grantee”).

Grant Date:	(the “Grant Date”).

Number of PSUs:

                          (the “Target Number of PSUs”). The number of PSUs that will actually vest will range from 0% to 100% of the Target Number of PSUs and be determined based on achievement of the Performance Metrics below.

Performance Period:	January 1, [ ] to December 31, [ ].

Vesting Date:

PSUs shall vest on the date the Committee determines the number of earned PSUs, which shall be within 90 days following the end of the Performance Period (the “Vesting Date”).

The PSUs will only vest if the Grantee is, and has been, continuously employed by First Hawaiian from the Grant Date through the Vesting Date and to the extent that the Performance Metrics are satisfied, and any unvested PSUs will be forfeited upon any termination of Employment. Notwithstanding the foregoing, in the event the employment of the Grantee is terminated by reason of death, Disability or Retirement, the PSUs will be treated in accordance with Section 5.6 of the Plan. Upon a Change in Control that occurs during the Performance Period, the PSUs will be treated in accordance with the Plan.

Performance Metrics:

The number of PSUs that will be earned at the end of the Performance Period (or, if earlier, through the date of a Change in Control) will equal the sum of (i) the [Metric 1] PSUs, plus (ii) the [Metric 2] PSUs plus (iii) the [Metric 3] PSUs (in each case, as defined below) (the “Total Earned PSUs”)[1]; provided, however that if the Total Earned PSUs exceeds the Target Number of PSUs, the Total Earned PSUs will be reduced to the Target Number of PSUs. For the avoidance of doubt, in no event will the total number of PSUs vesting on the Vesting Date exceed the Target Number of PSUs.

1                                           The number of Performance Metrics used may be either greater or less than three metrics.

[Metric 1.] ( % weighting)

The “[Metric 1] PSUs” will equal the product of (i) the Target Number of PSUs multiplied by (ii)   % (the weighting of Metric 1) multiplied by (iii) the Percentage of PSUs Earned, as calculated based on the table below. The percentage of PSUs that will be earned for performance between the levels set forth below will be interpolated on a straight-line basis.

Performance Level	Achievement of Performance Metrics	Percentage of PSUs Earned
Maximum	( % of Target or grerater)%

Target	(Target)%

Threshold	( % of Target)%

Below Threshold	Less than % ( % of Target or less)%

[Metric 2.] (  % weighting)

The “[Metric 2] PSUs” will equal the product of (i) the Target Number of PSUs multiplied by (ii)    % (the weighting of Metric 1) multiplied by (iii) the Percentage of PSUs Earned, as calculated based on the table below. The percentage of PSUs that will be earned for performance between the levels set forth below will be interpolated on a straight-line basis.

Performance Level	Achievement of Performance Metrics	Percentage of PSUs Earned

Maximum	( % of Target or greater)%

Target	(Target)%

Threshold	( % of Target)%

Below Threshold	Less than % ( % of Target or less)%

[Metric 3.] (    % weighting)

The “[Metric 3] PSUs” will equal the product of (i) the Target Number of PSUs multiplied by (ii)   % (the weighting of Metric 1) multiplied by (iii) the Percentage of PSUs Earned, as calculated based on the table below. The percentage of PSUs that will be earned for performance between the levels set forth below will be interpolated on a straight-line basis.

Performance Level	Achievement of Performance Metrics	Percentage of PSUs Earned

Maximum	( % of Target or greater)%

Target	(Target)%

Threshold	( % of Target)%

Below Threshold	Less than % ( % of Target or less)%

Delivery Date:

No later than 30 days after the Vesting Date, First Hawaiian will issue to the Grantee one Share for each vested PSU, subject to applicable tax withholding (the date the Shares are so issued, the “Delivery Date”).

Dividends:	On the Delivery Date, First Hawaiian will pay to the Grantee a cash amount equal to the product of (1) all cash dividends or other distributions (other than cash dividends or other distributions pursuant to which the PSUs were adjusted pursuant to Section 1.6.3 of the Omnibus Plan), if any, paid on a Share from the Grant Date to the Delivery Date and (2) the number of Shares delivered to the Grantee on the Delivery Date (including for this purpose any Shares which would have been delivered on the Delivery Date but for being withheld to satisfy tax withholding obligations).

All Other Terms:	As set forth in the Plan.

The Plan is incorporated herein by reference.  Except as otherwise set forth in the Award Agreement, the Award Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the PSUs.  In the event that any provision of the Award Agreement is inconsistent with the Plan, the terms of the Plan will control.  Except as specifically provided herein, in the event that any provision of this Award Agreement is inconsistent with any employment agreement between the Grantee and First Hawaiian (“Employment Agreement”), the terms of the Employment Agreement will control.  By accepting this Award, the Grantee agrees to be subject to the terms and conditions of the Plan.

This Award Agreement may be executed in counterparts, which together will constitute one and the same original.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.

FIRST HAWAIIAN, INC.

By:
Name:
Title:

[NAME OF GRANTEE]